                                  June 23, 1997



Mr. W. Gregory Orr
U S Liquids Inc.
411 N. Sam Houston Parkway E., Suite 400
Houston, TX  77060


Dear Greg:

     The purpose of this letter is to outline the services to be provided by Bellmeade Capital Partners, L.L.C. ("BCP") to U S Liquids Inc. ("Liquids") as recently discussed.

OVERVIEW

     Liquids is a privately held provider of services for the treatment, processing, recovery and disposal of nonhazardous liquid wastes, including nonhazardous commercial waste generated by restaurants, meat processors, other food processors, grocery stores and other generators, and nonhazardous oilfield waste generated in the exploration for and production of oil and natural gas. It is our understanding that Liquids presently plans to conduct an initial public offering of its common stock, par value $.01 per share ("Common Stock"), with an expected effective date in late August or early September of this year. Following the completion of this public offering, Liquids plans to achieve its goal of becoming a leading national provider of services for the treatment and disposal of nonhazardous liquid wastes by expanding through acquisitions, emphasizing continued internal growth and improving its existing operations.

     Liquids' management has significant experience in the operations management, environmental, corporate development, and accounting/control aspects of its business. Management has less experience in certain financial areas that are important to its plans, and has proposed that BCP counsel with and provide consulting services to Liquids concerning, but not limited to, the financial accounting and investor relations areas.

                                                                 June 23, 1997
                                                                        Page 2


SERVICES TO BE PROVIDED

     During the term of this agreement, BCP will, among other things:

     - Assist management of Liquids in developing systems and controls appropriate for a public company, particularly a forecasting system that helps management define the investment community's earnings expectations.

     - Assist management of Liquids in developing an investor relations plan that includes a communication strategy for addressing the Wall Street community to stimulate coverage by multiple analysts and development of institutional shareholders.

     - Advise management of Liquids with respect to ongoing investor relations matters, such as press releases and presentations to analysts.

TERM

     The term of this agreement shall begin on the date hereof and continue in effect for a period of one year. The term of this agreement may be extended beyond this initial one-year term by mutual agreement of the parties.

COMPENSATION

     As compensation for its services, BCP will receive a warrant ("Warrant") to purchase 45,000 shares (the "Shares") of Common Stock at a per share exercise price (the "Exercise Price") equal to the initial offering price to the public of the Common Stock as shown on the cover of the final prospectus. The Warrant will be in the form attached hereto as Exhibit "A".

TERMINATION

     Notwithstanding anything to the contrary herein, Liquids may, at its sole discretion, terminate this agreement and rescind the

                                                                 June 23, 1997
                                                                        Page 3


Warrant if an initial public offering of its Common Stock has not been completed by December 31, 1998. Written notice of such termination shall be given to BCP.

INDEMNIFICATION

     Liquids agrees to indemnify and hold harmless BCP and its affiliates, agents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. The Company will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred by an Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Indemnified Party shall have entered into an agreement with Liquids whereby the Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnity from Liquids. Notwithstanding the foregoing, Liquids shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party's willful misconduct or gross negligence.

     If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by Liquids on

                                                                 June 23, 1997
                                                                        Page 4


the one hand and BCP on the other, but also the relative fault by Liquids and the Indemnified Party as well as any relevant equitable considerations.

     If these terms meet with your approval, please sign two copies of this letter, retain one for your files, and return the other to me.

Yours sincerely,

Bellmeade Capital Partners, L.L.C.



By: /s/ Lorne D. Bain
   -------------------------------------
    Lorne D. Bain, Managing Director

ACCEPTED AND AGREED TO THIS
23RD DAY OF JUNE, 1997

U S Liquids Inc.


By: /s/ W. Gregory Orr
   -------------------------------------
    W. Gregory Orr, President

                                   EXHIBIT "A"




          NO SALE, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER MAY BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION THEREFROM.

                                U S LIQUIDS INC.

                           WARRANT TO PURCHASE 45,000

                             SHARES OF COMMON STOCK



          This Warrant is being issued in connection with that certain letter agreement, dated June 23, 1997 (the "Service Agreement"), between U S Liquids Inc., a Delaware corporation ("Company"), and Bellmeade Capital Partners, L.L.C. ("Bellmeade"). During the Exercise Period (as defined in Section 3), and subject to the terms and conditions set forth below, for value received, Bellmeade is entitled to purchase from Company, forty-five thousand (45,000) fully paid and nonassessable shares of Company's common stock, par value $0.01 per share ("Common Stock"), at the Exercise Price per share set forth in Section 1 (subject to adjustment as provided below). Holder shall be entitled to receive such shares of Common Stock upon (i) surrender to Company at Company's principal office at 411 N. Sam Houston Parkway East, Suite 400, Houston, TX 77060-3534 (or at such other location as Company may notify Holder) of this Warrant, properly endorsed with the attached Notice of Exercise Form filled in and signed, and (ii) payment of the aggregate Exercise Price (as defined in Section 1) for the number of shares for which this Warrant is being exercised.

          This Warrant is subject to the following further terms and conditions:

          1.   EXERCISE PRICE; NUMBER OF SHARES.

          1.1. INITIAL EXERCISE PRICE. The initial per share exercise price pursuant to this Warrant shall be the price at which shares of Common Stock are offered to the public in the Company's initial public offering of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission. Such exercise price shall be subject to adjustment pursuant to Section 1.2. Such exercise price, as adjusted from time to time in accordance with Section 1.2, is referred to as the "Exercise Price."

          1.2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER/KIND OF SHARES. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (i) SUBDIVISIONS; COMBINATIONS; OTHER ISSUANCES. If the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend, or otherwise) into a greater number of shares of Common Stock, then concurrently with the effectiveness of such subdivision the number of shares of Common Stock purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, then concurrently with the effectiveness of such combination or consolidation the number of shares of Common Stock purchasable hereunder shall be proportionately decreased and the Exercise Price shall be proportionately increased.

          (ii) RECAPITALIZATION. If a distribution (other than a cash dividend or a dividend payable in property other than Common Stock) shall be paid in respect of the Common Stock, or if there shall occur any reclassification, capital reorganization, or recapitalization of Company affecting the Common Stock (other than a change in par value or a subdivision or combination described in Section 1.2(i)), or if there shall occur any consolidation or merger of Company with or into another entity, then (as part of any such distribution, reclassification, reorganization, recapitalization, consolidation, or merger) provision shall be made so that the holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant the kind and number of shares of stock, other securities, or property which such holder would have been entitled to receive if immediately prior to such distribution, reclassification, reorganization, recapitalization, consolidation, or merger such holder had held the shares of Common Stock which were then purchasable upon exercise of this Warrant. In any such case, appropriate adjustment shall be made (as determined by Company's Board of Directors in its sole discretion) in the application of the provisions of this Warrant with respect to the rights and interests of the holder so that the provisions of this Warrant (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as practicable, to any shares of stock, other securities, or property thereafter purchasable upon exercise of this Warrant.

          1.3. REQUIRED NOTIFICATIONS. (i) If at any time Company shall declare a cash dividend or stock dividend upon its Common Stock, or shall make any special dividend or other distribution to the holders of its Common Stock, then Company shall give notice to the holder of this Warrant at least seven (7) days prior to the date on which a record shall be taken for such dividend or distribution, which notice shall specify the date (if any) on which the holders of Common Stock shall be entitled to any such dividend or distribution.

          (ii) If at any time there shall be any reorganization or reclassification of Company's capital stock, or any consolidation or merger of Company with, or sale of all or substantially all of Company's assets to, another entity, or a voluntary or involuntary dissolution, liquidation, or winding-up of Company, then Company shall give notice to the holder of this Warrant at least seven (7) days prior to the date on which Company's books shall close or the date on which a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up.

          2. PAYMENT OF EXERCISE PRICE. Payment for shares of Common Stock purchasable upon exercise of this Warrant may be made in the form of (i) cash, certified check or other immediately available funds for the aggregate Exercise Price for such shares of Common Stock, (ii) the exchange of a number of shares of Common Stock owned by the holder, free and clear of all liens or encumbrances, the Fair Market Value (defined below) of which at the time of exercise is equal to the aggregate Exercise Price of such shares, accompanied by executed stock powers and any other documents of transfer requested by the Company, (iii) the relinquishment of Warrant Shares (defined below), which Warrant Shares shall be deemed to have a value equal to the aggregate Fair Market Value of such Warrant Shares less the aggregate Exercise Price of such Warrant Shares, or (iv) a combination of (i), (ii) or (iii). For purposes of this Section 2, the term "Fair Market Value", as of a particular day, means (a) if the shares of Common Stock are then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, the last reported sales price or the average of the closing bid and ask prices, as applicable, of the Common Stock on the last trading day before such date, or (b) if the shares of Common Stock are not then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, such value as the entire Board of Directors of the Company, in its absolute discretion, may determine in good faith. For purposes of this Section 2, the term "Warrant Shares" means shares of Common Stock issuable upon exercise of this Warrant.

          3. CONDITIONS TO EXERCISE; EXERCISE PERIOD. This Warrant shall be exercisable only if Bellmeade shall not have breached its obligations under the Service Agreement. This Warrant shall be exercisable only during the period ("Exercise Period") beginning on the first business day after December 23, 1997 and ending at the close of business on the fifth anniversary of the execution date of this Warrant, at which time any unexercised portion of this Warrant shall expire and become null and void. Notwithstanding anything to the contrary herein, the Company may, at its sole discretion, terminate the Service Agreement and rescind this Warrant if an initial public offering of the Common Stock has not been completed by December 31, 1998 by giving written notice thereof to Bellmeade. Immediately upon the giving of such notice, this Warrant shall become null and void.

          4. RECORD DATE; CERTIFICATES; ETC. Any shares of Common Stock purchased upon exercise of this Warrant shall be deemed to have been issued to the holder thereof as of the close of business on the date of exercise. Subject to Section 5, certificates for the shares of Common Stock so purchased shall be delivered to the holder thereof promptly after exercise. The stock certificates so delivered shall be in denominations requested by the holder of this Warrant and shall be registered in such holder's name. Upon partial exercise of this Warrant, a new warrant shall promptly be issued to the holder of this Warrant, representing the right to purchase the number of shares of Common Stock with respect to which this Warrant shall not have been exercised.

          5. RESTRICTIONS ON TRANSFER. This Warrant and the rights hereunder are not transferable unless and until Bellmeade shall have fully and completely performed all of its obligations under the Service Agreement; provided, however, that, subject to the remaining provisions of this Section 5, the Warrant may be divided among the principals of Bellmeade at their discretion. Further, holder shall not offer, sell, pledge, hypothecate, or otherwise dispose of this Warrant unless such offer, sale, pledge, hypothecation, or other disposition (i) is registered under the Securities Act of 1933, as amended (the "Securities Act"),
(ii) is in compliance with an opinion of counsel, addressed to Company or upon which Company is authorized to rely ("Opinion of Counsel"), to the effect that such offer, sale, pledge, hypothecation, or other disposition does not violate the Securities Act, or (iii) is in compliance with an Opinion of Counsel that the transaction complies with Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144"). Subject to the foregoing, transfer of this Warrant shall be made by holder at Company's principal office (or at such other location as Company may notify holder) by holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed, with the attached Registration of Assignment completed. Unless the securities transferred are no longer "restricted securities" as defined under Rule 144, the permissibility of transfers pursuant to this Section 5 shall be conditioned upon such transferee making in writing to Company the covenant set forth in the second sentence of this Section 5. All expenses of transfer including, without limitation, transfer taxes and attorneys' fees, whether incurred by the Company or the transferor, shall be borne by the transferor.

          6. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock issued upon exercise of this Warrant, in accordance with the terms of this Warrant, shall be duly authorized, validly issued, fully paid, nonassessable, and free from preemptive rights. During the Exercise Period, Company will have authorized and reserved for issuance or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock, free from preemptive rights, when and as required to provide for exercise of this Warrant.

          7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon holder the right to vote as a stockholder or to consent or to receive notice as a stockholder in respect of meetings of Company's stockholders for election of directors or for other matters. Nothing contained in this Warrant shall be construed as conferring upon holder any other right as a stockholder of Company. No dividend or interest shall be payable or accrued in respect of this Warrant or the stock reserved for issuance in connection herewith until, and only to the extent that, this Warrant shall have been exercised. In the absence of affirmative action by holder to purchase shares of Common Stock, no provision of this Warrant and no enumeration in this Warrant of holder's rights or privileges, shall give rise to any liability of holder for the Exercise Price.

          8. AMENDMENT; WAIVER. This Warrant may not be amended or otherwise modified without the prior written consent of the Company and the then registered holder of this Warrant.

          9. NOTICES. All notices, approvals, consents, requests, demands, and other communications in connection with this Warrant shall be in writing and shall be deemed to have been duly given (i) when delivered personally,
(ii) three days after deposit in the U.S. mail (registered or certified mail), postage prepaid, or (iii) when sent by facsimile machine with machine or other confirmation of delivery, as follows:

          (a)  If to Company, to:

               411 N. Sam Houston Parkway East,
               Suite 400
               Houston, TX 77060-3534

                    Fax No.:  (281) 272-4545
                    Attention:  President

          (b)  If to Bellmeade Capital Partners, L.L.C., to:

               808 Travis, Suite 920
               Houston, TX 77002

                    Fax No.: (713) 227-5551
                    Attention: J.C. Brewster

If to any subsequent holder of this Warrant, to it at such address or fax number as may have been furnished to Company in writing by such subsequent holder. If no address has been furnished to Company by such subsequent holder, Company shall deliver any notice to the subsequent holder in care of the previous holder at the address provided to Company in accordance with this Warrant. Company and any holder of this Warrant may change their respective addresses for purposes of notice hereunder by notice to the other party in accordance with this Section.

          10. BENEFITS OF AGREEMENT. Nothing in this Warrant shall be construed to give to any person or entity other than Company and the registered holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of Company and the registered holder of the Warrant.

          11. SECTION HEADINGS; APPLICABLE LAW. The section headings in this Warrant are for reference purposes only and are not intended to affect the meaning or construction of this Warrant. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF TEXAS.

          12. LOST WARRANT. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of this Warrant, Company will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant; provided that (i) upon any such loss, theft, or destruction, holder shall provide Company with an indemnity and/or bond reasonably satisfactory to Company, and (ii) upon any such mutilation, holder shall surrender this Warrant for cancellation. Holder shall indemnify Company for any liability arising from replacement of this Warrant.

          13. FRACTIONAL SHARES. No fractional shares shall be issued or accepted by the Company upon exercise of this Warrant. In lieu of issuing a fractional share, Company shall pay holder in cash a sum equal to the applicable fraction multiplied by the per share Exercise Price.

          IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed as of June 23, 1997.

                                       U S Liquids Inc.


                                       By:
                                          ------------------------------------
                                               W. Gregory Orr, President

ATTEST:

By:
   ---------------------------------
       Earl J. Blackwell, Secretary



(Corporate Seal)

                             NOTICE OF EXERCISE FORM

                  (To be signed only upon exercise of Warrant)

To U S Liquids Inc.:

               The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________________________________
____________(_________) (*) shares of Common Stock of U S Liquids Inc. The undersigned hereby elects to pay for such shares pursuant to clause ___(**) of Section 2 of the Warrant and requests that certificates for such shares be issued in the name of (and delivered to) the undersigned at the undersigned's address as follows:

               ----------------------------
               ----------------------------

               The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof. Further, the undersigned makes and reiterates the representations and covenants to Company contained in Section 5 of the Warrant as of the date of execution hereof.


Dated:
       -------------------         -----------------------------------------
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant or a duly executed and delivered
                                   Form of Assignment)

                                   (Print Name and address)

                                   ----------------------------------------

                                   ----------------------------------------

                                   ----------------------------------------


(*) Insert the number of shares of Common Stock called for on the face of the Warrant (or, in the case of partial exercise, the portion thereof as to which the Warrant is being exercised), without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

(**) Insert the number of the particular clause of Section 2 describing the payment method elected by the holder (i.e., clause (i), (ii) or (iii)) or describe the combination of such payment methods elected by the holder.

                           REGISTRATION OF ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns, and transfers all of its rights under the within Warrant, in compliance with and subject to Section 5 of the Warrant, with respect to the number of shares of Common Stock covered thereby and set forth below, to:


Name of Assignee         Address             No. of Shares
-----------------        -------             -------------










Dated:
       -------------------         -----------------------------------------
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                   (Print Name and address)

                                   ----------------------------------------

                                   ----------------------------------------

                                   ----------------------------------------